EXHIBIT 99.1

PUMA GLOBAL TRUST NO. 1
AGGREGATE TOTALS FOR THE PERIOD FROM OCTOBER 1, 2003
TO SEPTEMBER 30, 2004

NOTE INFORMATION

	Class A Notes		Class B Notes		Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$	1,158,000,000	US$	42,000,000	US$	1,200,000,000
Principal Balance of each class of Note at September 22, 2003	US$	559,689,771	US$	42,000,000	US$	601,689,771
Amount applied towards payment of principal on each class of Note during the period from September 22, 2003 to September 19, 2004	US$	214,385,519	US$	0	US$	214,385,519
Principal Balance of each class of Note at September 19, 2004	US$	345,304,252	US$	42,000,000	US$	387,304,252
Note Factor at September 22, 2003		0.483324500		1.000000000
Note Factor at September 19, 2004		0.298190200		1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from September 22, 2003 to September 19, 2004	US$	6,813,886	US$	735,735	US$	7,549,621
A$ REDRAW NOTES, A$ SUBORDINATED NOTES
As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Principal at the opening of business on September 22, 2003			A$	250,000
Redraw Facility advances made during the period from September 22, 2003 to September 19, 2004			A$	0
Redraw Facility Principal repaid during the period from September 22, 2003 to September 19, 2004			A$	0
Redraw Facility Principal at the close of business on September 19, 2004			A$	250,000
Interest paid on Redraw Facility Principal during the period from September 22, 2003 to September 19, 2004			A$	13,448
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the opening of business on September 22, 2003			A$	5,875,880
Amounts allocated to Principal Cash Balance during the period from September 22, 2003 to September 19, 2004			A$	0
Amount of Principal Cash Balance allocated to collections during the period from September 22, 2003 to September 19, 2004			A$	2,093,610
Principal Cash Balance at September 19, 2004			A$	3,782,270
INCOME RESERVE IN AUD
Income Reserve at the opening of business on September 22, 2003			A$	0
Amounts allocated to Income Reserve during the period from September 22, 2003 to September 19, 2004			A$	0
Amount of Income Reserve allocated to collections during the period from September 22, 2003 to September 19, 2004			A$	0
Income Reserve at September 19, 2004			A$	0
COLLECTION INFORMATION IN AUD
Collections (1) received by the Trustee during the period from September 22, 2003 to September 19, 2004			A$	488,788,913
Less : Principal Cash Balance at September 19, 2004			A$	3,782,270
Less : Income Reserve at September 19, 2004			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from September 22, 2003 to September 19, 2004			A$	485,006,643
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from September 22, 2003 to September 19, 2004			A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from September 22, 2003 to September 19, 2004			A$	66,284,925

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 22, 2003 to September 19, 2004			A$	418,721,718

Principal Collections (net of redraws) received by the Trustee during the period from September 22, 2003 to September 19, 2004			A$	418,721,718
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from September 22, 2003 to September 19, 2004			A$	0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from September 22, 2003 to September 19, 2004			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 22, 2003 to September 19, 2004			A$	418,721,718

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from September 22, 2003 to September 19, 2004			US$	214,385,519

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2004
Amount of mortgage insurance claims made:	A$136,144
Amount of mortgage insurance claims paid:	A$69,298
Amount of mortgage insurance claims pending:	A$66,846
Amount of mortgage insurance claims denied:	A$0

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